                                                                      EXHIBIT 11

                                 ACORDIA, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         1996    1995    1994
                                                        ------- ------- -------
PRIMARY
  Average number of common shares outstanding..........  13,905  13,957  13,879
  Net effect of dilutive stock options and warrants--
   based on the treasury stock method of using average
   market price........................................     419     422     261
                                                        ------- ------- -------
      Total average number of common shares outstand-
       ing.............................................  14,324  14,379  14,140
                                                        ======= ======= =======
  Net income........................................... $29,888 $23,582 $28,786
                                                        ======= ======= =======
  Earnings per share................................... $  2.09 $  1.64 $  2.04
                                                        ======= ======= =======
FULLY DILUTED
  Average number of common shares outstanding..........  13,905  13,957  13,879
  Net effect of dilutive stock options and warrants--
   based on the treasury stock method of using the pe-
   riod-end market price if higher than average market
   price...............................................     426     421     600
                                                        ------- ------- -------
      Total average number of common shares outstand-
       ing.............................................  14,331  14,378  14,479
                                                        ======= ======= =======
  Net income........................................... $29,888 $23,582 $28,786
                                                        ======= ======= =======
  Earnings per share................................... $  2.09 $  1.64 $  1.99
                                                        ======= ======= =======

                                       41